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                           AMENDMENT AND WAIVER NO. 2

          AMENDMENT AND WAIVER NO. 2 ("Amendment"), dated as of August 26, 1996, to that certain Credit Agreement, dated as of June 30, 1995, among TIME WARNER ENTERTAINMENT COMPANY, L.P., TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP and TWI CABLE INC., as Borrowers, THE CHASE MANHATTAN BANK, as Administrative Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation and Syndication Agents, and the lenders party thereto, as amended to the date hereof (the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Borrowers and the Lenders wish to amend and waive certain provisions of the Credit Agreement as set forth herein;

          NOW, THEREFORE, it is agreed:

          SECTION 1. Amendments. The Credit Agreement shall be amended as follows:

          1.01. Section 1.01 of the Credit Agreement shall be amended as follows:

          (a)  The following definitions shall be added:

               "Applicable Amount" shall mean (i) $300,000,000 or (ii) in the event that any of the TWI Convertible Intercompany Debt shall have been converted into common equity of TWI Cable, an amount (not less than $0) equal to $300,000,000 less the amount of the TWI Convertible Intercompany Debt so converted.

               "Free Cash Flow" shall mean, with respect to any New Beneficial Asset for any period, the net income (or loss) of, or otherwise derived from, such New Beneficial Asset, as determined in accordance with or otherwise consistent with GAAP, plus (to the extent deducted in calculating such net income), the sum of amortization and depreciation and other non-cash






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            charges to net income, and, without duplication, the proceeds of any sale or other disposition of, or any distributions or proceeds of financings with respect to, such New Beneficial Asset (but only to the extent that (i) such proceeds are not invested in or otherwise used in connection with the ownership and operation of such assets and (ii) the indebtedness relating to such financings will be assumed by TWEAN), minus the sum of capital expenditures attributable to such asset and non-cash credits to net income, plus or minus changes in working capital.

                  "New Beneficial Assets" shall have the meaning provided in the definition of "Transfer."

                  "New Holder Guarantee" shall mean a guarantee of the
            Obligations of TWEAN, substantially in the form of Exhibit G-8.

                  "New Holder Guarantor" shall have the meaning provided in
            Section 3.03(h).

                  "Transaction Summary" shall mean Annex A of Amendment and
            Waiver No. 2 to this Agreement, with such changes thereto as are not materially less favorable to the Lenders and as are reasonably satisfactory to the Administrative Agent.

                  "Transfer Date" shall have the meaning provided in the
            definition of "Transfer."

                  "TW Holding" shall mean (i) TW Holding Co., a New York general partnership, whose partners shall include TWI Cable and certain of its Subsidiaries; Paragon; and CVI and certain of its Subsidiaries or (ii) Paragon.

                  "TW Holding Guarantee" shall mean a guarantee of all of the
            Obligations of TWEAN, substantially in the form of Exhibit G-7.

                  "TW Holding Partner Guarantee" shall mean a pro rata guarantee of TW Holding's obligations under the TW Holding Guarantee, substantially in the form of Exhibit G-9.





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                                      -3-

                  "TW Holding Partner Guarantor" shall have the meaning provided in Section 3.03(h).

                  "TWI Convertible Intercompany Debt" shall mean Convertible
            Intercompany Debt of TWI Cable to TWI in an aggregate principal amount not to exceed $1,500,000,000 (excluding accrued interest thereon added to principal from time to time in lieu of cash payment of interest, in accordance with the terms of such Convertible Intercompany Debt); provided, however, that (x) all of the proceeds of such Convertible Intercompany Debt shall be used by TWI Cable upon receipt thereof to repay its outstanding Loans and (y) the rate of interest on such Convertible Intercompany Debt shall not at any time exceed the highest rate of interest on the Loans to TWI Cable hereunder (it being understood, without limiting any other provision of this Agreement, that the amount of the TWI Convertible Intercompany Debt in excess of the Applicable Amount shall be included in the calculation of the Leverage Ratio of TWI Cable for all purposes under this Agreement).

            (b) The definition of "Convertible Intercompany Debt" shall be amended by replacing it in its entirety with the following:

                  "Convertible Intercompany Debt" shall mean any Indebtedness for money borrowed of (a) any Borrower owing to TWI or any of its Subsidiaries or (b) any Foreign Subsidiary owing to TWI that, in each case, (i) is issued on terms reasonably satisfactory to the Administrative Agent, (ii) if owed to a Person other than a Borrower or a Restricted Subsidiary of a Borrower, is convertible into equity of the borrower of such Indebtedness or is extinguishable, in each case, upon (x) the liquidation or dissolution of the borrower of such Indebtedness, (y) failure to repay any Loans at final maturity or (z) acceleration of the maturity of any Loans hereunder, and
            (iii) provides that principal thereof and interest thereon may not be paid except to the extent permitted under Section 6.06; provided, however, that any Convertible Intercompany Debt of a Borrower shall be subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.






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            (c) The definition of "Applicable Fee Percentage" shall be amended by adding the following at the end thereof:

            "Notwithstanding anything to the contrary, so long as any TWI Convertible Intercompany Debt is outstanding, the Applicable Fee Percentage for TWI Cable shall be determined by reference to its Leverage Ratio if such Applicable Fee Percentage would be higher than that determined by reference to TWI Cable's Debt Ratings."

            (d) The definition of "Applicable Margin" shall be amended by adding the following at the end thereof:

            "Notwithstanding anything to the contrary, so long as any TWI Convertible Intercompany Debt is outstanding, the Applicable Margin for TWI Cable shall be determined by reference to its Leverage Ratio if such Applicable Margin would be higher than that determined by reference to TWI Cable's Debt Ratings."

            (e) The definition of "Beneficial Assets" shall be amended by adding ", the New Beneficial Assets" after "TWE Beneficial Assets".

            (f) The definition of "Guarantee" shall be amended by adding "TW Holding Guarantee, New Holder Guarantee, TW Holding Partner Guarantee," before "TWE Guarantee".

            (g) The definition of "Guarantor" shall be amended by adding "any New Holder Guarantor, any TW Holding Partner Guarantor, TW Holding in its capacity as a guarantor of the Obligations of TWEAN," after "any Subsidiary Guarantor".

            (h) The definition of "Indebtedness" shall be amended by deleting "and" before clause (f) of the proviso thereof and adding before the period thereof "; (g) any Guarantee; and (h) any reimbursement obligation among Guarantors with respect to any Guarantees; provided, however, that any such obligation shall be subordinated to the obligations of the Guarantors under the Credit Documents".

            (i) The definition of "Restricted Payment" shall be amended (I) by replacing the second parenthetical phrase in clause (iv) thereof with the following:

            "(other than (x) any payment by any Subsidiary of a Borrower to any Wholly Owned Subsidiary of such






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            Borrower or to such Borrower and (y) so long as no Default or Event of Default has occurred and be continuing or would result therefrom, any payment of principal of or interest on such amount of the TWI Convertible Intercompany Debt that is in excess of the Applicable Amount)"

and (II) by replacing clause (v) thereof with the following:

            "(v) Investments by any Company in any of its Affiliates, other than any direct or indirect Investment by any Company in (A) any Person that, after giving effect to such Investment, would be a Restricted Subsidiary of such Company, (B) any Person that is not an Affiliate of such Company immediately prior to such Investment or (C) any joint venture between such Company and one or more Persons who are not Affiliates of TWI or any Company".

            (j) The definition of "Transfer" shall be amended by replacing it in its entirety with the following:

                  "Transfer" shall mean a transfer to TWEAN (in such capacity, the "Transferee Borrower") by TWI Cable or any of its Subsidiaries of one or more Acquired Cable Businesses (or one or more cable systems comprising parts thereof), together with the portion of the then outstanding Loans of TWI Cable (and if the Stock Contribution shall not have occurred, of the then outstanding CVI Loans) allocated to the Applicable Acquired Cable Business or applicable cable system, as the case may be, as described in the Transaction Summary (the "Allocated Loans"). Notwithstanding the foregoing, if TWI Cable or such Subsidiary, as the case may be, has not obtained all of the governmental consents or approvals required for a transfer of an Acquired Cable Business or cable system prior to the proposed date of such transfer (the "Transfer Date"), TWI Cable or such Subsidiary, as the case may be, may, on the Transfer Date, transfer the Allocated Loans but hold the related assets for the use and benefit of TWEAN (such assets, collectively, the "New Beneficial Assets"); provided, however, that TWI Cable shall (i) use its reasonable best efforts to afford TWEAN the economic benefits intended to be conferred by the New Beneficial Assets, (ii) assign to TWEAN the right to





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            receive all Free Cash Flow derived from the New Beneficial Assets on and after the Transfer Date, which Free Cash Flow shall be paid to TWEAN as soon as reasonably practicable but in no event more than 45 days after the end of each fiscal quarter, (iii) take all reasonable actions to obtain such governmental consents or approvals as soon as practicable after the Transfer Date and (iv) effectuate the transfers of New Beneficial Assets after all governmental consents or approvals required for the transfer of such New Beneficial Assets are obtained (it being understood that no cable television franchise comprising a New Beneficial Asset shall be required to be contributed to TWEAN until governmental consents or approvals have been obtained with respect to the contribution of all cable television franchises in the same cable television system).

            (k) The definition of "TWE Partnership Agreement" shall be amended by adding ", as amended on the date hereof and as hereafter amended in accordance with the terms of this Agreement" before the period thereof.

            (l) The definition of "TWEAN Contribution Agreement" shall be amended by adding ", as amended in accordance with the terms of this Agreement" before the period thereof.

            (m) The definition of "TWEAN Partnership Agreement" shall be amended by adding ", as amended in accordance with the terms of this Agreement" before the period thereof.

            1.02. Guarantees. Section 3.03(h) of the Credit Agreement shall be amended by adding the following at the end thereof:

            "TW Holding shall have executed and delivered the TW Holding Guarantee. Each holder of New Beneficial Assets (each, in such capacity, a "New Holder Guarantor") shall have executed and delivered a New Holder Guarantee. Each partner of TW Holding that assigns indebtedness to TW Holding (each, in such capacity, a "TW Holding Partner Guarantor") shall have executed and delivered a TW Holding Partner Guarantee. Each such Guarantee shall be in full force and effect."

            1.03. Intercompany Indebtedness. Section 6.04 of the Credit Agreement shall be amended by deleting "and" at the





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end of clause (v) thereof and adding the following immediately after the end of clause (vi) thereof:

            "(vii) Indebtedness of any Restricted Subsidiary of such Borrower to a Wholly Owned Restricted Subsidiary of such Borrower or to such Borrower (other than Indebtedness of TWEAN to TWE or to a Wholly Owned Restricted Subsidiary of TWE or Indebtedness of a Wholly Owned Restricted Subsidiary of TWE to TWEAN) or Indebtedness of a Foreign Subsidiary of such Borrower to another Foreign Subsidiary of such Borrower;".

            1.04. Restricted Payments. Section 6.06(e) of the Credit Agreement shall be amended by (I) deleting "assuming any Loans of TWI Cable" from clause
(x)(ii) thereof and replacing it with "assuming any Allocated Loans" and (II) by adding "or (z) any holder of New Beneficial Assets (other than any Borrower or any Restricted Subsidiary) from distributing or otherwise transferring any assets other than such New Beneficial Assets" before the period thereof.

            1.05. Unrestricted Subsidiaries. Section 6.14(a) of the Credit Agreement shall be amended by deleting the parenthetical phrase in clause (iii) thereof.

            1.06. Release of Certain Guarantees. Section 9.08 of the Credit Agreement shall be amended by deleting the text before "(ii)" and replacing it with the following:

            "TWE, TW Holding (other than in its capacity as a Subsidiary Guarantor) or any TWE Partner Guarantor, TW Holding Partner Guarantor, Holder Guarantor, holder of TWEAN Material Beneficial Assets or New Holder Guarantor may, without the consent of any Lender, be released from its Guarantee if (i) such Guarantor shall not hold any Material Beneficial Assets or any New Beneficial Assets (or in the case of any TWE Partner Guarantor, none of its Subsidiaries that issued a Holder Guarantee shall hold any Material Beneficial Assets),"

and by deleting from the third sentence thereof "TWE or TWEAN, as the case may be," and replacing it with "The Borrowers".

            1.07. Calculations for Summit and New Beneficial Assets. (a) Section 9.15(a) of the Credit Agreement shall be






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amended by deleting it in its entirety and replacing it with the following:

            "All Financial Statements to be furnished to the Lenders hereunder shall be prepared, and all calculations determining compliance with
            Article VI (including the definitions used therein) shall be made, in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto; provided, however, that except as otherwise specifically provided herein, all such calculations shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the audited Financial Statements of TWE for the fiscal year ended December 31, 1994. Notwithstanding the foregoing:

                  (i) the assets and liabilities and results of operations of
            TWE shall include, without duplication, (x) the TWE Beneficial Assets and any related liabilities of the holders thereof and (y) the cash flow received by TWE with respect to TWE Beneficial Assets;

                  (ii) the assets and liabilities and results of operations of
            TWEAN shall include, without duplication, (x) the TWEAN Beneficial Assets and any related liabilities of the holders thereof, (y) the New Beneficial Assets and any related liabilities of the holders thereof and (z) the cash flow received by TWEAN with respect to TWEAN Beneficial Assets and New Beneficial Assets; and

                  (iii) to the extent that Beneficial Assets or New Beneficial
            Assets and any related liabilities of the holders thereof and the related cash flows are included in the calculations for TWE or TWEAN, as the case may be, they shall be excluded from the calculations for any other Borrower."

            (b) Section 9.15(b) of the Credit Agreement shall be amended by deleting "Notwithstanding paragraph (a) of this Section 9.15, nothing" and replacing it with the following:

            "The covenants contained in Article V and Article VI (other than
            Section 6.11) shall apply as if holders of TWE Material Beneficial Assets were Restricted






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                                      -9-

            Subsidiaries of TWE and holders of TWEAN Material Beneficial Assets (other than any Borrower or any Restricted Subsidiary) were Restricted Subsidiaries of TWEAN during any period and on any date on which such holders (each, a "Beneficial Subsidiary") own such Beneficial Assets (but with respect to the Specified Holders, only to the extent of the assets and liabilities related to Material Beneficial Assets). Nothing".

            (c) Section 9.15(c) of the Credit Agreement shall be amended (I) by deleting "Sections 6.04(b), 6.06 and 6.11" and replacing it with "Article VI" and (II) by deleting "and" at the end of clause (ii) thereof and adding the following immediately after the end of clause (iii) and before the period thereof:

            "; and

                  (iv) Summit, so long as it is an Unrestricted Subsidiary,
            shall be excluded from all such calculations, except as otherwise expressly provided in the definitions relating thereto."

            1.08. Annex I, Annex II and Annex III hereto shall be attached to the Credit Agreement as Exhibit G-7, Exhibit G-8 and Exhibit G-9, respectively.

            SECTION 2.  Waivers and Consent.

            2.01. Consideration in Transfers. With respect to Section 3.03(d) of the Credit Agreement, the Lenders agree that the consideration to be received by TWI Cable in the Transfers to occur on the Transfer Date, as set forth in the Transaction Summary, is satisfactory to the Lenders.

            2.02. Restricted Payment. Notwithstanding Section 6.06 of the Credit
Agreement: (a) Paragon may redeem TWE's partnership interest in Paragon (anticipated to be approximately 49.8%) by distributing to TWE an undivided interest of approximately 95.2% in the cable television systems described in
Schedule 1 to the Transaction Summary without any reduction to the Consolidated Cash Flow of TWI Cable pursuant to Section 9.15(c)(iii); (b) TWE may contribute to Paragon cable television systems serving approximately 6,500 subscribers in exchange for an increase in TWE's interest in Paragon; and (c) TWEAN may distribute to TWE Primestar operations serving






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approximately 6,700 subscribers in connection with TWE's contribution to TWEAN of Primestar operations serving approximately 15,500 subscribers.

            2.03. Amendment or Waiver of Organizational Documents. Notwithstanding Section 6.12 of the Credit Agreement, provisions of the Partnership Agreements may be amended, modified or waived in connection with the transactions contemplated by the Transaction Summary; provided, however, that the Administrative Agent shall have received a copy of each agreement or instrument evidencing any such amendment, modification or waiver, and shall be reasonably satisfied with respect thereto.

            SECTION 3. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, each of the Borrowers makes the following representations, warranties and agreements to each of the Lenders:

            3.01. No Default. No Default or Event of Default has occurred and is continuing.

            3.02. Representations and Warranties. All of the representations and warranties in the Credit Documents, after giving effect to this Amendment, are true, correct and accurate in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

            SECTION 4. Conditions. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

            4.01. Execution. The Administrative Agent shall have received duly executed counterparts hereof from (i) each of the Borrowers and (ii) the Lenders constituting the Required Lenders.

            4.02. Representations and Warranties. All of the representations and warranties of the Borrowers in Sections 3.01 and 3.02 hereof shall be true and correct.

            4.03. Officers' Certificates. The Administrative Agent shall have received an Officers' Certificate to the effect that all of the conditions in this Section 4 are satisfied.






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            SECTION 5.  Miscellaneous.

            5.01. Amendment Limited. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement shall remain in full force and effect except as expressly contemplated herein and shall not otherwise be deemed waived, modified or amended hereby.

            5.02. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of such counterparts together shall constitute one and the same agreement.

            5.03. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its principles of conflicts of law.

            5.04. Headings. Headings have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.





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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    TIME WARNER ENTERTAINMENT
                                    COMPANY, L.P.




                                    By: /s/ Richard J. Bressler
                                        ________________________________________
                                        Name:
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                    TIME WARNER ENTERTAINMENT-
                                    ADVANCE/NEWHOUSE PARTNERSHIP

                                    By:   TIME WARNER ENTERTAINMENT
                                          COMPANY, L.P.,
                                          Managing Partner




                                    By: /s/ Richard J. Bressler
                                        ________________________________________
                                        Name:
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                    TWI CABLE INC.




                                    By: /s/ Richard J. Bressler
                                        ________________________________________
                                        Name:
                                        Title:

                                    THE CHASE MANHATTAN BANK, as
                                      Administrative Agent and Lender



                                    By: /s/ B.J. Lillis
                                        ________________________________________
                                        Name:
                                        Title: Attorney-in-Fact




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Signature pages for the Banks that are Parties to Amendment and Waiver No. 2  to the TWE Credit Agreement have been omitted.




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